UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 24, 2007

Date of report (date of earliest event reported)

SAFLINK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-20270	95-4346070
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12413 Willows Road NE, Suite 300

Kirkland, Washington 98034

(Address of principal executive offices)(Zip code)

(425) 278-1100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this Current Report on Form 8-K, unless the context otherwise requires, the terms “we,” “us,” “the Company,” and “Saflink” refer to Saflink Corporation, a Delaware corporation, and its subsidiaries.

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 below is hereby incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 24, 2007, we borrowed $400,000 from Richard P. Kiphart, a member of our board of directors and current stockholder, and issued an unsecured promissory note to Mr. Kiphart bearing interest at the rate of 10% per annum. The note is due and payable in four equal quarterly installments beginning January 1, 2008, with accrued interest payable with each installment of principal. The note is subordinated to our 8% convertible debentures due December 12, 2007, and contains customary default provisions. We intend to use the proceeds from the loan for working capital purposes.

Item 8.01 Other Events.

On January 29, 2007, we announced that we received notification from the Transportation Security Administration that we have met the TSA’s minimum participation requirements to offer Registered Traveler services, which is a necessary step toward gaining final TSA approval to operate a Registered Traveler deployment.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release of Saflink Corporation, dated January 29, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFLINK Corporation

Dated: January 30, 2007	By:	/s/ Jeffrey T. Dick
	Name:	Jeffrey T. Dick
	Title:	Acting Chief Financial Officer

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